UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  November 30, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement.

On November 30, 2005, Graphic Packaging Corporation and its wholly-owned subsidiary, Graphic Packaging International, Inc. (collectively, the “Company”), entered into an Employment Agreement with Daniel J. Blount.  Pursuant to such agreement, Mr. Blount will continue to serve as the Company’s Senior Vice President and Chief Financial Officer.  The agreement has an initial term of one year, and then automatically extends upon the same terms and conditions for an additional term of one year, unless the Company provides written notice of its desire not to extend the agreement at least 180 days prior to the expiration of the then current term.

The agreement provides for a minimum base salary of $325,000 and for Mr. Blount’s participation in the Company’s incentive compensation programs for senior executives at a level commensurate with his position and duties with the Company and based on such performance targets as may be established from time to time by the Company’s Board of Directors or a Committee thereof.  For fiscal 2006, Mr. Blount’s target bonus opportunity is set at 70% of his base salary.

In the event that the Company terminates Mr. Blount’s employment without cause or Mr. Blount terminates his employment for good reason, the agreement provides for severance of:

•                  base salary and welfare benefits for a period ending on the first anniversary of the date of termination;

•                  a pro-rata incentive bonus for the year in which termination occurs, assuming that all performance targets had been achieved as of the date of termination;

•                  the amount, if any, payable under the terms of any severance plan, policy or program in effect on the date of termination; and

•                  outplacement and career counseling services with a value not in excess of the lesser of $25,000 and 20% of Mr. Blount’s base salary.

The agreement also provides that Mr. Blount may not work for a competitor of the Company for a period of one year after his employment terminates or the end of his severance period, whichever is later.  Mr. Blount is also prohibited from (i) employing or soliciting employees of the Company for employment, (ii) interfering with the Company’s relationship with its employees or (iii) soliciting or attempting to establish any competitive business relationship with a customer, client or distributor of the Company for a period of one year after termination of employment or the end of his severance period, whichever is later.

Item 9.01.                   Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated November 30, 2005 among Graphic Packaging Corporation, Graphic Packaging International, Inc. and Daniel J. Blount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: December 2, 2005	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary